Exhibit 99.3
CORPORATE PARTICIPANTS

Steve Nielsen
Dycom Industries - President & CEO

Rick Vilsoet
Dycom Industries - General Counsel

Drew DeFerrari
Dycom Industries – CFO

CONFERENCE CALL PARTICIPANTS

Adam Thalhimer
BB&T Capital Markets – Analyst

Alex Rygiel
FBR Capital Markets – Analyst

John Rogers
D.A. Davidson – Analyst

Simon Leopold
Morgan Keegan – Analyst

Michael Funk
Bank of America – Analyst

Synon Carmen
Neuberger Berman – Analyst

Alan Mitrani
Sylvan Lake – Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dycom results conference call. (Operator Instructions).

I would now like to turn the conference over to your host, Mr. Steven Nielsen, President and CEO. Go ahead, please.

Steve Nielsen - Dycom Industries - President & CEO

Thank you, Beverly. Good morning, everyone. I’d like to thank you for attending our third quarter fiscal 2010 Dycom results conference call. During the call we will be referring to a slide presentation which can be found on our website, www.dycomind.com, under the heading "Events". Relevant slides will be identified by number throughout our presentation. Going to slide one, today we have on the call Drew DeFerrari, our Chief Financial Officer, and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick.

Rick Vilsoet - Dycom Industries - General Counsel

Thank you, Steve. Referring to slide two, except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company's periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements. Steve.

Steve Nielsen - Dycom Industries - President & CEO

Thanks, Rick. Yesterday we issued a press release announcing our third quarter results. As you review this release, it is important to note the following. During the third quarter of fiscal 2010 we recorded a $1.0 million reduction to income tax expense related to the reversal of certain income tax liabilities no longer required, while during the third quarter of fiscal 2009 we recorded a pre-tax gain of approximately $1.7 million related to the buyback of the Company's senior subordinated notes and a reduction of interest in income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax liabilities no longer required. For clarity and to enable comparability between periods, my comments will be limited to results from continuing operations excluding these items. A reconciliation of the Non-GAAP results to our GAAP results for the year ago period has been provided with our press release, as well as on slides 10, 11, and 12.

Moving to slide three. Revenue increased sequentially during the quarter by 7.1% to $231.6 million with trends improving in the latter half of the quarter. Revenue declined year-over-year by 10.1%, reflecting customer reductions in capital spending plans and the lack of any meaningful storm restoration services during the quarter. Excluding storm restoration services from the year ago quarter, revenue declined approximately 8.0%.

Volumes during the quarter were mixed from telephone companies with some companies growing, while others continued to cautiously deploy capital for new network initiatives and tightly manage routine capital and maintenance expenditures. On the other hand, spending by cable customers improved and increased year-over-year.

Earnings of $0.02 per share for the third quarter decreased from last year's earnings of $0.13 per share with gross margins increasing sequentially but declining by approximately 240 basis points year-over-year, reflecting particularly difficult weather in the first half of the quarter and a year-over-year increase in fuel prices. We finished the quarter with strong liquidity and used $4.5 million to repurchase our common stock.

Going to slide four, during the quarter we experienced the effects of a weak but improving economy. Revenue from AT&T was up sequentially and up slightly year-over-year. At $51.8 million or 22.4% of revenue, AT&T was our largest customer. Revenue from Comcast was also up sequentially but down year-over-year. Comcast was our second largest customer at $32.5 million or 14.0% of total revenue.

CenturyLink was our third largest customer with revenues of $24.6 million or 10.6% of total revenue. CenturyLink was up sequentially and over 31.0% year-over-year. Revenue from Verizon was $22.4 million. Verizon was Dycom's fourth largest customer for the quarter at 9.7% of revenue. And revenue from Time Warner Cable was up sequentially but down slightly year-over-year. Time Warner Cable was our fifth largest customer at 8.1% of total revenue. Altogether, our top five customers represented 64.8% of revenue and were down 5.6% year-over-year. All other customers declined 17.3%. Interestingly, if Verizon and storm work are excluded, our remaining top five customers grew 3.6% year-over-year for the first time in over nine quarters.

Now moving to slide five. Backlog at the end of the third quarter was $1.024 billion versus $1.078 billion at the end of the second quarter, a decrease of approximately $54.0 million. Of this backlog, approximately $636.0 million is expected to be completed in the next 12 months. During the quarter we continued to book new work and renew existing work. With AT&T we renewed three-year construction services agreements in Georgia and South Carolina. From Comcast, a new three-year installation services agreement in Illinois. For Verizon, a three-year engineering services agreement for the Northeast and Mid-Atlantic. For Charter, construction and maintenance service agreements in Tennessee. And from various rural telecom providers, fiber construction services in Kentucky, Kansas, and Colorado. Headcount increased during the quarter to 8,587, reflecting normal seasonal factors and an improving environment. Now I will turn the call over to Drew for his financial review.

Drew DeFerrari - Dycom Industries – CFO

Thanks, Steve, and good morning everyone. As I discuss the financial results for the quarter, please note that there were several items that impacted our results in the current and prior year periods that will be excluded from my comments. We have provided a reconciliation of these Non-GAAP measures to the GAAP measures in the slide presentation for today's call.

Going to slide number six, contract revenues for the third quarter of 2010 were $231.6 million compared to $257.7 million for the third quarter of 2009. Excluding storm restoration work of approximately $5.9 million in the prior year period, the organic revenue decline was approximately 8.0%. Our mix of revenue by type of customer was similar to the prior year with telecommunications and underground facility locating customers comprising the vast majority of our revenue. Non-GAAP income from continuing operations for the current quarter was $0.6 million compared to $5.0 million on a Non-GAAP basis in the prior year. Earnings per share on a Non-GAAP basis were $0.02 per share compared to $0.13 per share on a Non-GAAP basis in Q3 2009.

Turning to slide number seven. Cost of earned revenues as a percentage of contract revenues was impacted by difficult weather conditions during the quarter. In addition, higher prices for fuel drove up our costs by approximately 100 basis points. General and administrative costs were unchanged compared to the prior year period. Depreciation and amortization was lower in the current quarter due to the sale of assets and from assets becoming fully depreciated. Other income was higher in the current period as more assets were sold at generally higher prices. On a Non-GAAP basis, our effective tax rate was approximately 49.3% for the year to date period, reflecting the impact of certain non-deductible items in relation to our pre-tax income level. We expect our effective tax rate for the fourth quarter to approximate this level.

Now turning to slide number eight, our balance sheet remains strong and we have ended the period with approximately $116.0 million of cash on hand. During the quarter, operating cash flows used $8.2 million, as we funded increasing activity levels in the later part of the quarter. Based on average daily revenue in each period, days sales outstanding were at 61 days, which was at a comparable level with the third quarter of 2009. Capital expenditures, net of disposals, were $6.9 million for the quarter, bringing our nine-month total to $31.7 million. Gross Cap-ex for the quarter was approximately $10.9 million. We anticipate an uptick in our cap-ex during Q4.

We ended the quarter with no borrowings outstanding under our senior credit facility and $131.4 million of availability after providing for letters of credit related to our insurance program. During the current quarter we repurchased over 475,000 shares of our common stock in the open market for approximately $4.5 million. Lastly, as we look ahead to next quarter, please note that our Q4 results will include an extra week of operations as our fiscal 2010 is a 53 week year. Now I will turn the call back to Steve.

Steve Nielsen - Dycom Industries - President & CEO

Thanks, Drew. Going to slide nine. In summary, during the quarter we began to see indications of an improving economy and continued to demonstrate strengths. First and foremost we maintained solid customer relationships throughout our markets. We continued to win projects and extend contracts at acceptable pricing. These successes were reflected in a number of notable contract awards. In addition, in an improving demand environment we have generally increased market share as our customers are consolidating vendor relationships.

Secondly, the strength of those relationships and the value we can generate for our customers has allowed us to be at the forefront of evolving industry opportunities. The long-term drivers of these opportunities are as strong as ever and, in fact, may further strengthen. The government's response last year to a weak economy includes increased funding for broadband initiatives and a number of these initiatives are now moving through the solicitation process.

In addition, industry merger and acquisition activities are expanding new technology deployments. In fact, one recent merger approval included explicit commitments to increase outside plant capital expenditures as a condition of approval. Additionally, we remain encouraged that cable operators have begun to deploy a number of new technologies which will enable them to significantly increase the effective bandwidth of their networks and offer new products to consumers and businesses, while both telephone and cable companies, as well as a number of other industry participants, are aggressively extending or deploying fiber networks to provide wireless backhaul services.

And finally, we are strong financially, maintaining ample liquidity and a robust balance sheet. As our industry continues to evolve, we believe our fundamental strengths will allow us to remain one of the best positioned firms in our industry able to exploit profitable growth opportunities, which appear to be increasing as the economy improves.

As we look ahead we expect total revenues which continue to improve, and increase sequentially, in excess of 10% after excluding the incremental week required by our 52-53 week fiscal calendar, margins which improve and an effective tax rate of approximately 50% of pre-tax results. As the nation's economy emerges from recession we remain encouraged that our major customers possess significant financial strength and remain committed to multi-year capital spending initiatives. We have adjusted our business during a weak economic period and slowing expenditures from a key customer and these adjustments have fortified our strong balance sheet, meaningfully increased our liquidity and positioned us well for emerging growth opportunities.

We remain confident in our strategies, the prospects for our Company, the capabilities of our able employees, and the experience of our management team, who have grown our business following difficult economic times many times before. Now, Beverly, we’ll open the call for questions.

QUESTIONS AND ANDWERS

Operator

(Operator Instructions).

Our first question comes from the line of Adam Thalhimer, BB&T Capital Markets. Go ahead, please.

Adam Thalhimer - BB&T Capital Markets - Analyst

Thanks, good morning, guys.

Steve Nielsen - Dycom Industries - President & CEO

Good morning, Adam.

Adam Thalhimer - BB&T Capital Markets - Analyst

Steve, for the customers where revenue is up year-over-year, what's driving that growth?

Steve Nielsen - Dycom Industries - President & CEO

I think we're seeing just a general upturn in order activity for network providers. We've seen in our locate business a fundamental increase in the number of tickets that we're receiving. And we do have in the case of, the most prominent case of CenturyLink, a continued commitment to expand their deployment of their IPTV product, which is essentially a video over fiber copper network product. In addition, we do also have some of these rural fiber opportunities which are emerging, which are clearly just new deployments of networks.

Adam Thalhimer - BB&T Capital Markets – Analyst

Okay and can you comment on the pricing on new agreements?

Steve Nielsen - Dycom Industries - President & CEO

Yes. We think that the pricing is appropriate and particularly for this stage in the economic cycle. It feels like it has before in terms of how we're able to secure attractive prices for what we do.

Adam Thalhimer - BB&T Capital Markets - Analyst

And with regards to stimulus, you said, I think, you're seeing more bidding opportunities related to stimulus. Has stimulus impacted revenue yet?

Steve Nielsen - Dycom Industries - President & CEO

We have one customer, the Power Board of Chattanooga, Tennessee, that's building a fiber to the home network. Clearly they were a significant customer. They have been a recipient of some stimulus dollars. We have also seen an upturn in activity, which has been funded through RUS-type loans. Some of that predated the stimulus, but certainly it has not diminished. But I actually think that the real impact of the stimulus will be in the second half of calendar ‘10, then in '11 and '12, based on the number of solicitations we're seeing, as well as the schedules attached to those.

Adam Thalhimer - BB&T Capital Markets - Analyst

Great. And then with regards to Verizon, are we in a situation now where FiOS has more or less completely rolled off?

Steve Nielsen - Dycom Industries - President & CEO

We certainly had some FiOS activity in the quarter, but it was not meaningfully significant. So the bulk of what we performed for them were engineering, locating, some master contract services, as well as some services indirectly on their long-distance network. So there's a breadth of activity there, but we are still doing FiOS in a number of markets.

Adam Thalhimer - BB&T Capital Markets - Analyst

And the last question from me, I'm just curious, you talked about a sequential margin improvement in Q4. How would you compare your Q4 margin expectation on a year-over-year basis?

Steve Nielsen - Dycom Industries - President & CEO

I think it ought to be relatively in line. Hopefully we will do better. The one issue obviously that we, that can drive it on any year-over-year period is either a headwind or a tailwind from fuel, which as you know has been bouncing around a little bit lately.

Adam Thalhimer - BB&T Capital Markets - Analyst

Great. Well, congratulations on a strong quarter.

Steve Nielsen - Dycom Industries - President & CEO

Thank you, Adam.

Adam Thalhimer - BB&T Capital Markets - Analyst

Talk to you later.

Operator

Our next question comes from the line of Alex Rygiel, FBR Capital Markets.

Alex Rygiel - FBR Capital Markets - Analyst

It is Alex Rygiel. Good morning, Steve.

Steve Nielsen - Dycom Industries - President & CEO

Good morning, Alex. We knew who it was.

Alex Rygiel - FBR Capital Markets - Analyst

Given your soft guidance or your guidance for fiscal fourth quarter, does that suggest that visibility is improving?

Steve Nielsen - Dycom Industries - President & CEO

We're giving guidelines. I think we felt, particularly on the revenue line, that when we looked at the consensus on the street that it appeared that folks had not understood that we have a 14-week quarter. We want to make sure we call that out. But even based on making adjustments for that fact, it looked like folks were just not as strong on the revenue as we see in the business at this point.

Alex Rygiel - FBR Capital Markets - Analyst

And does the back of the envelope work out to revenues in the fiscal fourth quarter of $270 to $275?

Steve Nielsen - Dycom Industries - President & CEO

We're not giving guidance, but if you take 10% times a number and do some type of an adjustment for an extra week, it probably gets you in that range or maybe a little better.

Alex Rygiel - FBR Capital Markets - Analyst

Perfect. And then you commented, and I just want a clarification here, was fuel a negative 100 basis points or was it fuel and weather that was a negative?

Steve Nielsen - Dycom Industries - President & CEO

No, just the fuel alone was 100 basis points. And as you know, we have not generally commented on weather, but when you had the weather that we did in the Mid Atlantic in February and March, it was a meaningful impact. We had about a 10 day period where we didn't get several hundred employees out to do anything much productive.

Alex Rygiel - FBR Capital Markets - Analyst

As it relates to Verizon and FiOS, I know you mentioned a new three-year engineering contract. Does that contract include any FiOS work?

Steve Nielsen - Dycom Industries - President & CEO

No, that's really primarily a business as usual contract. Their routine work. It can do everything from engineering fiber to cell sites to basic copper engineering, new business. Just a number of different activities.

Alex Rygiel - FBR Capital Markets - Analyst

And lastly in the quarter, how much revenue from Verizon was associated with FiOS?

Steve Nielsen - Dycom Industries - President & CEO

We said it wasn't significant and it was not.

Alex Rygiel - FBR Capital Markets - Analyst

Perfect, thank you very much.

Operator

Our next question comes from the line of John Rogers from Davidson. Go ahead, please.

John Rogers - D.A. Davidson - Analyst

Hi, good morning.

Steve Nielsen - Dycom Industries - President & CEO

Good morning, John.

John Rogers - D.A. Davidson - Analyst

And I apologize, the share repurchases in the quarter, 475,000 shares?

Drew DeFerrari - Dycom Industries - CFO

That's correct. Slightly over that.

John Rogers - D.A. Davidson - Analyst

Okay. And next, in terms of the uptick that you talked about as the cycle plays out, Steve, and who knows how quickly the economy recovers, but your impression of the opportunities, especially the wireless backhaul versus cable over the next number of years compared to what we were looking at coming out of the last recession in terms of FiOS and the fiber-optic and the last mile initiatives, how do those market opportunities compare for Dycom?

Steve Nielsen - Dycom Industries - President & CEO

Well, certainly the fiber or wireless backhaul opportunity is much more broad than the FiOS opportunity, because if you think about it, that, from a geographical perspective, just covered a subset of all the states, whereas without a doubt there will be fiber backhaul, wireless backhaul opportunities in every state in the country. We're working everywhere from Maine to southern California and Tampa to Denver and the Northwest. So it's a much broader opportunity, means it's more diverse and distributed, John, so there will be more sales. It won't be as concentrated as Verizon is, but it's certainly a growth opportunity.

John Rogers - D.A. Davidson - Analyst

But are the miles -- I think about running fiber down the street versus connecting to a cell tower. I don't know how to think about it, but the labor units or the miles of -- .

Steve Nielsen - Dycom Industries - President & CEO

There two are ways to think about it. One are the existing macro cells, so the big towers, and that varies based on where they're located. Obviously, if you think about it in a rural or parallel to an interstate environment, then there can be quite a bit of fiber that needs to be deployed. In an urban environment, the length may not be all that long, but certainly the cost and complexity can be much higher. I think the other thing that we've talked about in prior calls in terms of a second driver, is we are seeing opportunities around distributed antenna systems, which are small micro cells that are linked together with fiber. And those jobs are in a metropolitan area may be measured in the dozens or tens of miles just in a single area, just based on the nature that the cells are much smaller and have to all be linked together. So it's much more distributed, diverse, the geographic opportunity is certainly much larger. And while it would be hard to argue that it's going to replace, in aggregate, something like a Verizon FTTP program, I think what we're seeing, John, in this cycle is a dispersion of the opportunity as we have more things going on from more customers.

John Rogers - D.A. Davidson - Analyst

Okay. And is it -- would it also be fair to assume that there's fewer potential competitors?

Steve Nielsen - Dycom Industries - President & CEO

Well there's certainly -- .

John Rogers - D.A. Davidson - Analyst

Or at least more consolidated competitors?

Steve Nielsen - Dycom Industries - President & CEO

I think there are tough economic times, there is always capacity that comes out of the market. It can come back in, to some degree. I think probably the broader driver is that the focus of a number of the both public and private competitors has generally been on energy. And we have stuck to our knitting and I think that also can be helpful to us.

John Rogers - D.A. Davidson - Analyst

Okay, thanks. I appreciate the thought.

Steve Nielsen - Dycom Industries - President & CEO

Thanks, John.

Operator

Our next question comes from the line of Simon Leopold from Morgan Keegan. Go ahead, please.

Simon Leopold - Morgan Keegan - Analyst

Thank you. Let me get a couple of housekeeping questions out of the way first. If could you just give us the percentage split between the telco and cable customers in the telecom segment?

Drew DeFerrari - Dycom Industries - CFO

Sure thing, Simon. The telco was 47.1% and cable was 32.7%.

Simon Leopold - Morgan Keegan - Analyst

Great. And round out the top customer list, if you could, the six through ten.

Drew DeFerrari - Dycom Industries - CFO

Sure thing. Charter was at 6.7%, Windstream 3.3%, Cablevision 1.9%, Electric Power Board of Chattanooga, which Steve had referred to, 1.5% and Western Carolina Rural Telephone at 1.2%.

Simon Leopold - Morgan Keegan - Analyst
Great, thanks. And also, just wanted to talk about the impact of this extra week. I'm kind of rough numbers assuming fair linearity in the quarter and would imagine it's a 1% to maybe 2% sequential contribution. Is that the right kind of way to think about it?

Steve Nielsen - Dycom Industries - President & CEO
Simon, it's our calendar and we're not supposed to parse out weeks. I would start with 1 divided by 13 and go from there, right.

Simon Leopold - Morgan Keegan - Analyst
Yes. So roughly in that neighborhood.

Steve Nielsen - Dycom Industries - President & CEO
To the extent we can comment, yes.

Simon Leopold - Morgan Keegan - Analyst
Sure. Okay. And then just moving on to more, I think, bigger picture issues. There are a number of, I guess, mergers, transactions going on among carriers. I'm thinking specifically of Verizon's transaction moving lines to Frontier, the CenturyLink-Qwest pending merger. In general, how do these activities impact your business, both from a short-term perspective, meaning in the quarter before, quarter after a deal closes, and longer term perspectives what do you expect it does to your business?

Steve Nielsen - Dycom Industries - President & CEO

In the short-term, Simon, we do not have a significant presence with Frontier, although we do work for them in, primarily in West Virginia and a number of other smaller states. And so we don't expect any kind of pre-closing behavior to be significant. As well as with CenturyLink in terms of their behavior pending Qwest, we don't see much change there and our exposure to Qwest is there, but it's not significant. Now, in the intermediate term, I think what both of them point to is that we are creating scale carriers, that have not spent significant dollars in technology upgrades, merging with companies that or geographies of carriers where there may be some pent-up capital demand. And so one of the things that we saw, for example, is in the West Virginia approval of the Frontier merger there were commitments made by Frontier to the State of West Virginia for increased cap-ex over a pretty significant period of time and some real money. I think the other thing that we're seeing, particularly with CenturyLink, is that they have had, in their view, some pretty good success with their IPTV initiatives that they've rolled them out to the former Embarq territory. Certainly we have seen some opportunity there and I think they will take that to Qwest, and I think that will create some opportunities there. And then I think lastly in both instances, while we have good relationships with both sides of both opportunities, I think we have good strong relationships with the folks that will be the successor Company, and so we look forward to them working through those processes and some new opportunities.

Simon Leopold - Morgan Keegan - Analyst

And is some of the weakness in Verizon not just FiOS but perhaps under investing in the lines that they're divesting?

Steve Nielsen - Dycom Industries - President & CEO

We don't have a whole lot of exposure to that portion of Verizon that they're divesting. Somewhat, but it's not significant, Simon. And so I don't know that we can comment on that. And I'm not sure that what we're seeing is a weakness in FiOS. I think they've been very clear with their plan and they are just executing on the plan.

Simon Leopold - Morgan Keegan - Analyst

Okay. And then just one last one. You had mentioned broadband stimulus contributing more in the second half of the year. Are you able to call out what the contribution was, if any, in the April quarter?

Steve Nielsen - Dycom Industries - President & CEO

Well, I think there are two things, Simon. It was not significant, although it is of note that our 9th and 10th largest customers were both either stimulus related or rural broadband fiber deployments. And I think that that will continue.

Simon Leopold - Morgan Keegan - Analyst

Great, thank you very much.

Operator

Thank you. Our next call comes from the line of Michael Funk from Bank of America. Go ahead, please.

Michael Funk - Bank of America - Analyst

Hi, good morning, guys. Thank you for taking the questions. I just have two or three, if you have time, please.

Steve Nielsen - Dycom Industries - President & CEO

Yes, go ahead, Michael.

Michael Funk - Bank of America - Analyst

First, thinking about opportunities for you. Verizon highlighted during their recent conference call more flexibility in reducing headcount up in the Northeast among union members. I'm wondering how you view that opportunity as far as bringing on more Verizon business in the Northeast as they look to reduce their union headcount and others do the same. Second, on CenturyLink, I think they're rolling out IPTV to an additional five markets after several years of not pursuing that strategy. Hoping to get a sense of how far along that build is right now just so we can model out the CenturyLink revenue. And then I think you called out the Electric Power Board of Chattanooga, if that was right, as 5.0% of revenue during the quarter and just thinking about that, is that a one-timer or is that going to be recurring for several quarters with relation to the stimulus spending? How should we think about that revenue stream and even the West Carolina as well?

Steve Nielsen - Dycom Industries - President & CEO

Okay, so starting with Verizon. I think, Michael, we're not going to comment any kind of specific arrangements between our clients and their represented employees other than to say that we have seen downsizings in the industry before and that over periods of time that may create opportunities for us to supplement their services. But in this particular case, it's just hard to comment on that other than to say it's generally supportive as a development of an overall trend towards outsourcing. In terms of Centurylink, I'm not sure that I would accept the premise. CenturyTel prior to the merger with Embarq had IPTV trials going in two markets. They said that they were satisfied. And I think really the nature of their comment was, is that they're -- as they're looking at successful integration over the first year post merger, that they're expanding in new markets, and we're really just at the beginning of that initiative.

I mean, we're seeing some central office activity, some engineering, a little bit of construction and splicing activity, but I think we're really just at the origination of that particular program, which I think goes to an earlier question about some potential FiOS backfilling opportunities. And then with the Power Board, it was 1.5%, Michael, in the quarter and I think what's going to be important to keep in mind that has been an ongoing project. It will continue for a number of quarters. But these rural fiber or stimulus related plans are going to be much more diverse and distributed. So in aggregate, we think there's a good opportunity for them to be meaningful, but customers are going kind of rotate in and out of that particular category of work and so any particular customer is not going to be as important as the overall trend.

Michael Funk - Bank of America - Analyst

And just so I understand it, your comments on CenturyLink, you expect them to continue to push beyond those markets as they integrate Embarq further, as they integrate Qwest, your expectation is more of an AT&T, maybe even a Verizon type of build pattern, or --

Steve Nielsen - Dycom Industries - President & CEO

I don't want to speak farther than they have, but at least as I understand as when they talked about the merger, particularly with respect to Qwest, Qwest had been pursuing a fiber deep strategy that they seem to indicate would be conducive to expansion to IPTV type services. I think, like anything else, it's all going to be based on success and so we will hope and we will do our very best to help them be successful in those five markets and go farther. I think with respect to AT&T's comments, they've generally, over the course of the U-verse deployment, seem to have been open to expanding the footprint and certainly we've seen that in our business even as recently as this quarter with just a couple of three new markets where they are putting increased focus on U-verse deployments. So as long as it's successful, I see no reason why it wouldn't continue to expand.

Michael Funk - Bank of America - Analyst

Okay, thank you very much for taking the questions.
Steve Nielsen - Dycom Industries - President & CEO

Thank you.

Operator

Our next question comes from the line of Synon Carmen, Neuberger Berman. Go ahead, please

Synon Carmen - Neuberger Berman - Analyst

Good morning, just a quick question on your revolver availability. I was looking at slide eight. So if I'm not mistaken, it's a $210.0 million facility with $44.0 million of letter of credit outstanding. I would have thought the availability would be closer to $166.0 million. Can you explain where I'm off there?

Drew DeFerrari - Dycom Industries - CFO

Sure. It's based on a trailing EBITDA calculation as well. So there would be limitations around that based on the trailing four quarters.

Synon Carmen - Neuberger Berman - Analyst

Okay, fair enough, thank you.

Drew DeFerrari - Dycom Industries - CFO

Thank you.

Operator

(Operator Instructions).

We have a question from the line of Alan Mitrani, Sylvan Lake. Go ahead, please

Alan Mitrani - Sylvan Lake - Analyst

Thank you. Could you just clarify on your cap-ex you said it's going to be up sequentially. Could you just give us a sense of what your gross cap-ex and net cap-ex you're looking for, for the year?

Steve Nielsen - Dycom Industries - President & CEO

Yes, we had talked about on the last quarter call, Alan, $40.0 million to $50.0 million. We think we'll be towards the top end of the range.

Drew DeFerrari - Dycom Industries - CFO

On a net basis.

Steve Nielsen - Dycom Industries - President & CEO

On a net basis.

Synon Carmen - Neuberger Berman - Analyst

And that's being driven by new, increased work opportunities?

Steve Nielsen - Dycom Industries - President & CEO

Yes, we're seeing new work opportunities. We're also -- we have an opportunity before our model year change out to upgrade a particular type of truck in our fleet and we're going to do that to save some money over the intermediate term. But, yes, both some new contracts, because we did start some things so we're taking in some assets for that, and also being proactive on the equipment replacement cycle.

Alan Mitrani - Sylvan Lake - Analyst

Okay. And then your shares outstanding according to press release were 39.054. What were they at the end of the quarter? What was it at the end of the quarter?

Drew DeFerrari - Dycom Industries - CFO

Alan, it was just over 38.6.

Alan Mitrani - Sylvan Lake - Analyst

38.6, okay, so you bought most of that towards the end of the quarter, it seems. Great. And do you expect to be active in the stock repurchase program? It seems as if -- obviously your stock has come down a lot. Maybe just talk a bit about what capital allocation is coming out of this recession.

Steve Nielsen - Dycom Industries - President & CEO

We've just talk about cap-ex, right. So as growth returns, you are going to spend some money for capital assets. We will consume some, particularly seasonally, for working capital. That's a good thing. And we'll balance the opportunities on our shares versus what we see for external M&A opportunities, as we have talked about before, as we see the economy recovering and end market demand becoming both more distributed and increasing. There may be, very well may be some acquisition opportunities and we'll balance that as a use of capital also.

Alan Mitrani - Sylvan Lake - Analyst

Great. And lastly, it seems as if this quarter the sale of assets was a lot higher than I had thought. It seems like it was your highest number in a long time. Do you expect a similar sale of assets next quarter? I don't remember when your other income adding up had been positive. It's been at least four years.

Steve Nielsen - Dycom Industries - President & CEO

Yes, I think there are a couple things. No, we don't, Alan. And secondly, not only -- we have a normal cycle where we tried to dispose in the spring, because that brings good prices. We were surprised positively by the prices that the used assets brought. Now that is consistent with what we've seen in other economic recoveries that the market gets tight for assets as some of the smaller contractors start to look for growth capital and generally go to auctions. And so I think prices were up and we took advantage of that.

Alan Mitrani - Sylvan Lake - Analyst

Okay, thank you.

Operator

Okay, we have a follow-up question from the line of Alex Rygiel. Go ahead, please.

Alex Rygiel - FBR Capital Markets - Analyst

Steve, when do you think we might see some organic growth develop in backlog?

Steve Nielsen - Dycom Industries - President & CEO

Well, as you know, with our backlog, based on the way some of the contracts are annual contracts that it somewhat difficult to forecast it that way. I think the trend line on the revenue, which is probably a more direct indicator, is certainly headed in the right direction if you extrapolate the fourth quarter.

Alex Rygiel - FBR Capital Markets - Analyst

Great, thank you.

Operator

Okay, we have no further questions in queue. If you would like to continue, Mr. Nielsen.

Steve Nielsen - Dycom Industries - President & CEO

Well, we thank everybody for your time and attention and we'll speak to you again at the end of August on our next quarterly results. Thank you.

Operator

Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive TeleConferencing Service. You may now disconnect.